U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  March 1, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                               Pontotoc Production, Inc.
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               Exact Name of Registrant as Specified in its Charter


         Nevada                        0-21313               84-1349552
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State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number


                       808 E. Main, Ada, Oklahoma 74820
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           Address of Principal Executive Offices, Including Zip Code


                                  (580) 436-6100
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                Registrant's Telephone Number, Including Area Code



















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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On March 1, 2001 the Company closed on the acquisition of the remaining 55% interest in Pontotoc Holdings, Inc.(the holding company for Pontotoc Gathering, LLC) that the Company did not already own in exchange for 110,000 shares of Pontotoc Production, Inc. stock. Pontotoc Holdings, Inc.(PHI) becomes a wholly owned subsidiary of Pontotoc Production, Inc. 60,000 of these shares were issued to Timothy A. Jurek as trustee of four trusts for the benefit of Mr. Jurek and his family. These trusts owned 30% of Pontotoc Holdings, Inc. Timothy A. Jurek is a director of Pontotoc.

     Pontotoc Gathering, LLC was formed in February 1999 to increase the price received for the Company's natural gas and to expedite the acquisition and development of the shallow natural gas reserves identified in the Company's south central Oklahoma core operating area. PHI currently operates a 30-mile gas gathering system and an additional 65 miles of inactive lines that are systematically being activated in conjunction with the Company's continuing natural gas development program. Approximately 90% of the Company's current natural gas production is transported by PHI.

     This acquisition is expected to increase the net gas price the Company realizes by approximately 11%.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.


Dated: March 12,2001                 By:/s/ James Robby Robson, Jr.
                                     James Robby Robson, Jr., President